UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Caribou Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40631	45-3728228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 7th Street, Suite 105
Berkeley, California		94710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 982-6030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRBU	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2022, the Board of Directors (the “Board”) of Caribou Biosciences, Inc., a Delaware corporation (the “Company”), increased the size of the Board from seven to eight directors and unanimously agreed to extend an offer to David L. Johnson, M.B.A., to serve as a Class II director of the Company. Mr. Johnson accepted the offer effective as of May 11, 2022. He was not immediately appointed to any Board committees.

In accordance with the Company’s current Non-Employee Director Compensation Policy (the “Policy”), Mr. Johnson will receive cash compensation of $40,000 per year for his service on the Board. Additionally, Mr. Johnson will be eligible to receive initial and annual grants of equity awards pursuant to, and in accordance with, the Policy and the Company's 2021 Equity Incentive Plan. The Company will grant Mr. Johnson a 10-year non-qualified stock option on May 18, 2022 (the "Grant Date") to purchase 44,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on the Grant Date. The initial stock option will vest in equal annual amounts over a three-year period, with the first one-third vesting on March 18, 2023.

In connection with his appointment to the Board, Mr. Johnson entered into a standard indemnification agreement with the Company, in the form previously approved by the Board.

There is no arrangement or understanding between Mr. Johnson and any other persons pursuant to which he was elected as a director. In addition, he is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Johnson and any of the Company’s other directors or executive officers.

Item 7.01 Regulation FD Disclosure

On May 11, 2022, the Company issued a press release announcing the appointment of Mr. Johnson. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing or document, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caribou Biosciences, Inc.

Date:	May 11, 2022	By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz President and Chief Executive Officer